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                                                                    Exhibit 10.1

                            EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") is made and entered into as of the 29th day of August, 1996, by and between Security Associates
International, Inc., and its subsidiaries and affiliates (collectively, the "EMPLOYER"), and James S. Brannen ("BRANNEN").

                                    RECITALS

     A. The Employer desires that Brannen continue to provide services for the benefit of the Employer and Brannen desires to accept such continued employment with the Employer.

     B. The Employer and Brannen acknowledge that Brannen is, and will continue to be, a member of the senior management team of the Employer and, as such, will participate in implementing the Employer's business plan.

     NOW, THEREFORE, in consideration of the above premises and the following mutual covenants and conditions, the parties agree as follows:

     1. Employment. The Employer shall continue to employ Brannen as its President, and Brannen hereby accepts such continued employment on the following terms and conditions.

     2. Duties. Brannen shall work for the Employer in a full-time capacity. Brannen shall, during the term of this Agreement, continue to have the duties, responsibilities, powers, and authority customarily associated with the position of President. Brannen shall report to, and follow the direction of, the Board of Directors of the Employer (the "BOARD"). Brannen shall diligently, competently, and faithfully perform all duties, and shall devote his entire business time, energy, attention, and skill to the performance of duties for the Employer and will use his best efforts to promote the legitimate business interests of the Employer. It shall not be considered a violation of the foregoing for Brannen to serve on corporate, industry, religious, civic, or charitable boards or committees, so long as such activities do not significantly interfere with the performance of Brannen's responsibilities as an employee of the Employer in accordance with this Agreement.

     3. Term of Employment. This Agreement shall be entered into for a period of three (3) years, commencing on the date hereof and ending on August 29, 1999 (the "INITIAL TERM"). The term of employment shall be renewed automatically for successive periods of one (1) year each (a "RENEWAL TERM") after the expiration of the Initial Term and any subsequent Renewal Term, unless the Board provides Brannen, or Brannen provides the Board, with written notice to the contrary at least six (6) months prior to the end of the Initial Term or any Renewal Term, as the case may be.

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     4.   Compensation.

          A. Salary. The Employer shall pay Brannen an annual salary of $125,000 (the "BASE SALARY"), payable in substantially equal periodic installments in accordance with the Employer's payroll policy from time to time in effect. The Base Salary shall be subject to any payroll or other deductions as may be required to be made pursuant to law, government order, or by agreement with, or consent of, Brannen. Increases to the Base Salary shall be made following an annual salary review, the first of which shall take place in or around September, 1997, and all subsequent reviews shall occur in or around September of each year thereafter. The Base Salary shall not be reduced, and the term Base Salary shall refer thereafter to the Base Salary, as it may be increased from time to time.

          B. Performance Bonus. In accordance with the Employer's practice from time to time in effect, the Employer shall award Brannen an annual bonus in an amount to be determined by the Employer based upon Brannen's and the Employer's performance and the achievement of other goals and objectives set by the Employer (the "Performance Bonus").

          C. Long-Term Incentive Plan. After entering into this Agreement, the Employer shall grant the Executive incentive stock options (in accordance with Section 422 of the Internal Revenue Code of 1986, as amended) under the Employer's Stock Option Plan to purchase shares of the Employer's common stock, the number of shares of which shall be agreed upon by the parties. The stock options shall be granted at an exercise price equal to the "fair market value" of such common stock on the date of the grant. The stock options shall vest and become exercisable on August 1, 1999. The stock options granted hereunder shall expire by their terms on the first to occur of (i) ten (10) years from the date of their grant,
     (ii) three (3) months after the Executive's employment is terminated under Paragraph 6A, 6D, 6E or 6F (twelve (12) months in the event employment terminates under Paragraph 6B), or (iii) the Executive's termination of employment under Paragraph 6C. If the incentive stock options shall, at any time, be determined not to qualify as incentive stock options under
     Section 422 of the Code, such options shall automatically convert into, and be treated as, non-qualified stock options. The actual terms and conditions of the Stock Option Plan shall be established by the Employer, and shall be memorialized in a written document to be prepared by the Employer and which will be incorporated herein by reference.

          D. Other Benefits. During the term of this Agreement, the Employer shall:

               (1) include Brannen in any life insurance, disability insurance, medical, prescription, dental or health insurance (including dependent coverage) (which premiums for the medical, prescription, dental and health insurance coverage shall be entirely paid for by the Employer), savings, pension and


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          retirement plans and other benefit plans or programs
          (including, if applicable, any excess benefit or supplemental executive retirement plans) maintained by the Employer for the benefit of its executives;

               (2) include Brannen in such perquisites as the Employer may establish from time to time that are commensurate with his position and at least comparable to those received by other executives of the Employer;

               (3) provide Brannen with six (6) weeks paid vacation/time off per annum; and

               (4) provide Brannen with an automobile expense reimbursement allowance of one thousand dollars ($1,000.00) per month to reimburse him for the use of an automobile and the operating expenses thereof.

     5. Expenses. The Employer shall reimburse Brannen for all reasonable and necessary business expenses, provided Brannen submits paid receipts or other documentation acceptable to the Employer.

     6. Termination. Notwithstanding anything in Paragraph 3 of this Agreement to the contrary, the term of this Agreement shall terminate upon the first to occur of the following events:

           A. At the end of the term of this Agreement, including any Renewal Terms, provided advance notice of such termination is given in accordance with Paragraph 3 hereof.

           B. Upon Brannen's death or the date Brannen is given written notice that he has been determined to be disabled by the Employer. For purposes of this Agreement, Brannen shall be deemed to be disabled if Brannen, as a result of illness or incapacity, shall be unable to perform substantially his required duties for a period of four (4) consecutive months or for any aggregate period of six (6) months in any twelve (12) consecutive month period. A termination of Brannen's employment by the Employer for disability shall be communicated to Brannen by written notice and shall be effective on the thirtieth (30th) day after receipt of such notice by Brannen, unless Brannen returns to full-time performance of his duties before such thirtieth (30th) day.

           C. On the date the Employer provides Brannen with written notice that he is being terminated for "CAUSE." For purposes of this Agreement, Brannen shall be deemed terminated for Cause if the Employer terminates Brannen after Brannen:

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               (1) shall have been convicted of any felony including, but not limited to, a felony involving fraud, theft, misappropriation, dishonesty, or embezzlement;

               (2) shall have committed willful acts that materially impair the goodwill or business of the Employer or cause material damage to its property, goodwill, or business; and

               (3) shall have refused to, or willfully failed to, perform his material duties hereunder.

     No act or failure to act on the part of Brannen shall be considered "willful" unless it is done, or omitted to be done, by Brannen in bad faith or without reasonable belief that his action or omission was in the best interests of the Employer. A termination of Brannen's employment for Cause shall be effected in accordance with the following procedures. The Employer shall give Brannen written notice ("NOTICE OF TERMINATION FOR CAUSE") of its intention to terminate Brannen's employment for Cause, setting forth in reasonable detail the specific conduct of Brannen that it considers to constitute Cause and the specific provision(s) of this Agreement on which it relies, and stating the date, time and place of the Board Meeting for Cause. The "BOARD MEETING FOR CAUSE" means a meeting of the Board at which Brannen's termination for Cause will be considered, that takes place not less than ten (10) and not more than twenty (20) business days after Brannen receives the Notice of Termination for Cause. Brannen shall be given an opportunity, together with counsel, to be heard at the Board Meeting for Cause. Brannen's termination for Cause shall be effective when and if a resolution is duly adopted at the Board Meeting for Cause by a two-thirds vote of the entire membership of the Board, stating that in the good faith opinion of the Board, Brannen is guilty of the conduct described in the Notice of Termination for Cause, and that such conduct constitutes Cause under this Agreement.

          D. On the date Brannen terminates his employment for "Good Reason." For purposes of this Agreement, "GOOD REASON" means:

               (1) the assignment to Brannen of any duties inconsistent in any respect with Paragraph 2 of this Agreement, or any other action by the Employer that results in a diminution in Brannen's position, authority, duties or responsibilities, other than an isolated, insubstantial and inadvertent action that is not taken in bad faith and is remedied by the Employer after receipt of notice thereof from Brannen;

               (2) any requirement by the Employer that Brannen's services be rendered primarily at a location or locations other than within the greater Chicago metropolitan area and for other than a de minimis period of time;


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               (3) any breach of this Agreement by the Employer that is not remedied by the Employer promptly after receipt of notice thereof from Brannen;

               (4) any failure by the Employer to comply with any provision of Paragraph 4 of this Agreement, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by the Employer promptly after receipt of notice thereof from Brannen;

               (5) any purported termination of Brannen's employment by the Employer for a reason or in a manner not expressly permitted by this Agreement; or

               (6) the resignation by Brannen following a "CHANGE IN
          CONTROL." A "Change in Control" shall be deemed to occur on the earliest of (a) the acquisition by any entity, person, or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 30% of the outstanding capital stock of the Employer entitled to vote for the election of directors ("VOTING STOCK"); (b) the commencement by any entity, person, or group (other than the Employer or a subsidiary of the Employer) of a tender offer or an exchange offer for more than 20% of the outstanding Voting Stock of the Employer; (c) the effective time of (1) a merger or consolidation of the Employer with one or more corporations as a result of which the holders of the outstanding Voting Stock of the Employer immediately prior to such merger hold less than 80% of the Voting Stock of the surviving or resulting corporation, or (2) a transfer of substantially all of the property or assets of the Employer other than to an entity of which the Employer owns at least 80% of the Voting Stock; and (d) the election to the Board, without the recommendation or approval of the incumbent Board, of the lesser of (1) three directors, or (2) directors constituting a majority of the number of directors of the Employer then in office.

     A termination of employment by Brannen for Good Reason shall be effectuated by giving the Employer written notice ("NOTICE OF TERMINATION FOR GOOD REASON") of the termination within three (3) months (six (6) months in the event of a Change in Control) of the event constituting Good Reason, setting forth in reasonable detail the specific conduct of the Employer that constitutes Good Reason and the specific provisions of this Agreement on which Brannen relies. A termination of employment by Brannen for Good Reason shall be effective on the fifth (5th) business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than thirty (30) days after the notice is given).




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          E. On the date Brannen terminates his employment for any reason, other than a reason set forth in Paragraph 6D, provided that Brannen shall give the Employer six (6) months written notice prior to such date of his intention to terminate this Agreement.

          F. On the date the Employer terminates Brannen's employment for any reason, other than a reason set forth in Paragraph 6C, provided that the Employer shall give Brannen six (6) months written notice prior to such date of its intention to terminate this Agreement.

     7. Compensation Upon Termination. If Brannen's services are terminated pursuant to Paragraph 6, Brannen shall be entitled to his Base Salary through his final date of active employment, plus any accrued but unused vacation/time off pay. Additionally, if Brannen's services are terminated pursuant to Paragraphs 6A, 6B, 6D or 6F, Brannen or, in the case of his death, his designated beneficiary (or, if there is no such beneficiary, Brannen's spouse or, if there is no spouse, his estate or legal representative) shall be entitled to (a) severance pay, payable in accordance with the Employer's payroll policy from time to time in effect, in an amount equal to 2.99 times his Base Salary and the Performance Bonus awarded for the most recently completed annual period, and (b) immediately exercise all incentive stock options previously granted to him under Paragraph 4C, whether or not such options would otherwise have been exercisable on the date of termination. Brannen also shall be entitled to any benefits mandated under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) (for which the Employer shall be obligated to pay all premiums and other costs associated with such COBRA continuation coverage), or required under the terms of any death, insurance, or retirement plan, program, or agreement provided by the Employer and to which Brannen is a party or in which Brannen is a participant, including, but not limited to, any short-term or long-term disability plan or program, if applicable.

     8. Notices. Any and all notices required in connection with this Agreement shall be deemed adequately given only if in writing and (a) personally delivered, or sent by first class, registered or certified mail, postage prepaid, return receipt requested, or by recognized overnight courier,
(b) sent by facsimile, provided a hard copy is mailed on that date to the party for whom such notices are intended, or (c) sent by other means at least as fast and reliable as first class mail. A written notice shall be deemed to have been given to the recipient party on the earlier of (a) the date it shall be delivered to the address required by this Agreement; (b) the date delivery shall have been refused at the address required by this Agreement; (c) with respect to notices sent by mail or overnight courier, the date as of which the Postal Service or overnight courier, as the case may be, shall have indicated such notice to be undeliverable at the address required by this Agreement; or
(d) with respect to a facsimile, the date on which the facsimile is sent and receipt of which is confirmed. Any and all notices referred to in this Agreement, or which either party desires to give to the other, shall be addressed to his residence in the case of Brannen, or to its principal office in the case of the Employer.




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    9.    Waiver of Breach.  A waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver or estoppel of any subsequent breach. No waiver shall be valid unless in writing and signed by the party to be charged.

    10. Entire Agreement. This Agreement sets forth the entire and final agreement and understanding of the parties and contains all of the agreements made between the parties with respect to the subject matter hereof. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto, with respect to the subject matter hereof. No change or modification of this Agreement shall be valid unless in writing and signed by the Employer and Brannen. If any provision of this Agreement shall be found invalid or unenforceable for any reason, in whole or in part, then such provision shall be deemed modified, restricted, or reformulated to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified, restricted, or reformulated or as if such provision had not been originally incorporated herein, as the case may be.

    11. Headings. The headings in this Agreement are inserted for convenience only and are not to be considered a construction of the provisions hereof.

    12. Execution of Agreement. This Agreement may be executed in several counterparts, each of which shall be considered an original, but which when taken together, shall constitute one agreement.

    13. Attorneys' Fees. The Employer shall pay for all legal fees and expenses associated with the preparation of this Agreement.

    14.   Successors.

          A. This Agreement is personal to Brannen and, without the prior written consent of the Employer, shall not be assignable by Brannen. This Agreement shall inure to the benefit of and be enforceable by Brannen's legal representatives.

          B. This Agreement shall inure to the benefit of and be binding upon the Employer and its successors and assigns.

          C. The Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would have been required to




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     perform it if no such succession had taken place.  As used in this
     Agreement, "Employer" shall mean both the Employer as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

     15. Recitals. The recitals to this Agreement are incorporated herein as an integral part hereof and shall be considered as substantive and not precatory language.

     16.  Due Authorization.  The Employer hereby warrants and represents that
(a) the execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate action on the part of the Employer, (b) the Employer has the requisite power and authority to execute, deliver, and perform this Agreement, and (c) this Agreement is a valid and legally binding obligation of the Employer, enforceable against the Employer in accordance with its terms.

     17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, without reference to its conflict of law provisions.

     IN WITNESS WHEREOF, the parties have set their signatures on the date first written above.


SECURITY ASSOCIATES
INTERNATIONAL, INC.



By:   /s/ James S. Brannen  /s/ James S. Brannen
      --------------------  --------------------
Its:  President             JAMES S. BRANNEN
      --------------------





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